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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), dated July 20, 2000, and related Prospectus of Associates Corporation of North America, for the registration of $15,000,000,000 of debt securities and warrants to purchase debt securities and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the consolidated financial statements of Associates Corporation of North America included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


Dallas, Texas
July 20, 2000